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                                                                    EXHIBIT 3.1

                            CERTIFICATE OF AMENDMENT

                                       TO

                    THE RESTATED CERTIFICATE OF INCORPORATION

                                       OF

                                   PC411, INC.

                            ------------------------


                  PC411, Inc., a corporation organized and existing under the laws of the State of Delaware (the "Corporation"), hereby certifies as follows:

                  1. By unanimous written consent dated December 1, 1998, the Board of Directors of the Corporation adopted a resolution proposing and declaring advisable the following amendment to the Restated Certificate of Incorporation of the Corporation (the "Certificate of Incorporation"):

                  RESOLVED, that it is advisable for the Corporation's Certificate of Incorporation to be amended as follows:

                  Article FIRST of the Certificate of Incorporation be amended to read in its entirety as follows:

                           "First:  The name of the corporation is CDSI
                  Holdings Inc."

                  2. The Amendment of the Certificate of Incorporation effected by this Certificate was duly authorized at the Annual Meeting of Stockholders held on January 12, 1999, by the holders of a majority of the outstanding capital stock of the Corporation entitled to vote thereon, after first having been declared advisable by the Board of Directors of the Corporation, all in accordance with the provisions of Section 242 of the Delaware General Corporation Law.


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                  IN WITNESS WHEREOF, PC411, Inc. has caused this Certificate to be signed by Richard J. Lampen, its President, who hereby acknowledges under penalties of perjury that the facts herein stated are true and that this Certificate is the Corporation's act and deed, this 12th day of January, 1999.



                                                     /s/ Richard J. Lampen
                                                     ---------------------------
                                                     Richard J. Lampen
                                                     President